EXHIBIT 99.1
APPLIED INNOVATION TO BE ACQUIRED BY KEG HOLDINGS, INC.
DUBLIN, OHIO and HILLSBORO, OREGON, February 23, 2007 – Applied Innovation Inc. (NASDAQ: AINN), a leading provider of network management solutions for the communications industry, today announced that it has signed a definitive agreement with KEG Holdings, Inc. (KEG), the parent company of Kentrox, LLC (Kentrox), a supplier of high-speed network access equipment. Pursuant to the agreement, KEG will acquire all of the outstanding shares of Applied Innovation for $3.45 per share in cash. Upon completion of this transaction, Investcorp Technology Partners, a current investor in KEG, will own a controlling interest in the combined company.
The Boards of Directors of both Applied Innovation and KEG have approved the proposed transaction. In addition, Gerard B. Moersdorf, the founder and a director of Applied Innovation, who beneficially has voting rights for approximately 37% of Applied Innovation’s outstanding shares of common stock, has signed a voting agreement in favor of the proposed transaction.
As described in the acquisition agreement to be filed by Applied Innovation with the Securities and Exchange Commission (SEC), the final purchase price is subject to a downward or upward closing adjustment based on Applied Innovation’s net working capital at closing. The transaction also is subject to the approval of Applied Innovation’s stockholders and other customary closing conditions. It currently is anticipated that the transaction will close on or before the end of Applied Innovation’s second quarter.
“In today’s business environment, and especially in our industry, scale is becoming more critical in order to continue to bring technologically competitive and cost-competitive products to the marketplace,” said William H. Largent, President and Chief Executive Officer of Applied Innovation. “By bringing together the technical and service capabilities of Applied Innovation and Kentrox, our telecommunications customers will have expanded access to more advanced products.”
“We are excited about the combination of Applied Innovation and Kentrox, which will clearly help us achieve our strategic vision faster, while greatly expanding our offering to our valued customers,” said Jeff Estuesta, KEG’s President and Chief Executive Officer. “We also look forward to welcoming Applied Innovation’s employees to the Kentrox family.”
“We believe our continued investment in KEG Holdings will allow the combination of Kentrox and Applied Innovation to continue to innovate, create new products and achieve their growth plans,” said Anand Radhakrishnan of Investcorp Technology Partners.
Raymond James & Associates, Inc. has acted as financial advisor to Applied Innovation in connection with the transaction, and has rendered a fairness opinion to its Board of Directors.
This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of Applied Innovation common stock. Applied Innovation intends to file a proxy statement with the SEC in the near future with respect to this transaction. The proxy statement will contain important information that should be read carefully by Applied Innovation stockholders. It will be made available to Applied Innovation stockholders at no charge to them and will also be available (along with all other documents filed with the Securities and Exchange Commission) at the SEC’s website at www.sec.gov.

About Applied Innovation
Applied Innovation provides hardware and software applications that drive operational efficiency and improve quality in wireless, wireline and converging networks. Applied Innovation’s industry-leading solutions include sophisticated remote site management, 3G network data quality monitoring and logical security of critical networks. Applied Innovation is a certified TL 9000 registered company with solutions currently installed in more than 34,000 sites worldwide.
Headquartered in Dublin, Ohio, Applied is traded on NASDAQ under the symbol AINN. For more information, please visit the Company’s Web site at http://www.AppliedInnovation.com.
About Kentrox
Kentrox is a leading supplier of high-speed network access equipment, including the recently-introduced and award-winning QoS appliance, Q-Series QoS access routers, DSU/CSUs, ATM access concentrators and wireless base station products. Its extensive customer base includes enterprises and small-to-medium offices, carriers, wireless service providers and government entities worldwide. Kentrox is based in Hillsboro, Oregon. Contact the company at 800-733-5511 or via the Web at www.kentrox.com.
About Investcorp Technology Partners
Investcorp Technology Partners is a leading growth and buyout investor in small and medium-sized technology businesses in North America and Europe. The team focuses on growth capital, buyout, corporate carveout and take-private transactions, generally investing between $15 million and $40 million of equity. Investcorp Technology Partners is part of Investcorp, a leading provider and manager of alternative investment products with over $10 billion in invested assets under management. Further information is available at www.investcorp.com.
Safe Harbor Statement
This communication contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, particularly those statements regarding the effects of the proposed merger and those preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” or similar expressions. Forward-looking statements relating to expectations about future results or events are based upon information available as of today’s date, and there is no assumed obligation to update any of these statements. The forward-looking statements are not guarantees of future performance, and actual results may vary materially from the results and expectations discussed. For instance, although Applied Innovation and KEG Holdings, Inc. have signed an agreement for a subsidiary of KEG Holdings, Inc. to merge with and into Applied Innovation, there is no assurance that they will complete the proposed merger. The proposed merger may not occur if the companies do not receive necessary approval of Applied Innovation’s stockholders, or if it is blocked by a governmental agency, or if either Applied Innovation or KEG Holdings, Inc. fail to satisfy other conditions to closing. Other risks and uncertainties to which the companies are subject are discussed in the companies’ reports filed with the Securities and Exchange Commission (the “SEC”) under the caption Risk Factors and elsewhere, including, without limitation, Applied Innovation’s Annual Report on Form 10-K for the year ended December 31, 2005 (filed March 20, 2006), Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (filed November 13, 2006), Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (filed August 11, 2006), and Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (filed May 12, 2006). Copies of Applied Innovation’s filings with the SEC can be obtained on Applied Innovation’s website, or at the

SEC’s website at www.sec.gov. One or more of these factors have affected, and could affect Applied Innovation’s business and financial results in future periods, and could cause actual results and issues related to the merger transaction to differ materially from plans and projections. Any forward-looking statement is qualified by reference to these risks, uncertainties and factors. Forward-looking statements speak only as of the date of the documents in which they are made. These risks, uncertainties and factors are not exclusive, and Applied Innovation undertakes no obligation to publicly update or review any forward-looking statements to reflect events or circumstances that may arise after the date of this release, except as required by law.
Contact:
At Applied Innovation:
Julia A. Fratianne
Vice President and Chief Financial Officer
(614) 798-2000
At Kentrox:
Gregory Iverson
(503) 350-6305
Greg_Iverson@kentrox.com
At Investcorp Technology Partners:
Todd Fogarty, Kekst and Company
(212) 521-4800
todd-fogarty@kekst.com
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